Exhibit 23.1

Patrizio & Zhao, LLC
Certified Public Accountants and Consultants	322 Route 46 West Parsippany, NJ 07054 Tel: (973) 882-8810 Fax: (973) 882-0788 www.pzcpa.com
Member of

Alliance of worldwide accounting firms

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Post-Effective Amendment No. 1 to a Registration Statement on Form S-1 pertaining to the registration of 15,784,640 shares of common stock of Tianyin Pharmaceutical Co., Inc., of our report dated February 13, 2012 with respect to the financial statements of Tianyin Pharmaceutical Co., Inc. for the quarters ended December 31, 2011 and 2010, and our report dated September 27, 2011 with respect to the financial statements of Tianyin Pharmaceutical Co., Inc. for the years ended June 30, 2011 and 2010. We also consent to the reference to us under the heading “Experts” in the above referenced Registration Statement.

/s/ Patrizio & Zhao, LLC
Patrizio & Zhao, LLC
Certified Public Accountants and Consultants

Parsippany, New Jersey
March 26, 2012